As filed with the Securities and Exchange Commission on February 2, 2006

(S-4) Registration No. 333-130441 / (S-3) Registration No. 333-130442

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(with respect to 6.50% Convertible SNAPsSM due 2012 being offered in the exchange offer)

AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(with respect to the 6.50% Convertible SNAPsSM due 2012 being offered for cash)

XOMA Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	52-2154066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Margolin, Esq.

XOMA Ltd.

2910 Seventh Street

Berkeley, California 94710

(510) 204-7292

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

James B. Bucher, Esq. Shearman & Sterling LLP 1080 Marsh Road Menlo Park, CA 94025 (650) 838-3600	Geoffrey E. Liebmann, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000	Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 508-8000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (Securities Act), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC acting pursuant to Section 8(a) may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number		Page
1.1	Form of Dealer Manager Agreement.***
1.2	Form of Placement Agreement.***
3.1	Memorandum of Continuance of XOMA Ltd. (Exhibit 3.4)(1)
3.2	Bye-Laws of XOMA Ltd. (as amended) (Exhibit 3.2)(1)
4.1	Shareholder Rights Agreement dated as of February 26, 2003 by and between XOMA Ltd. and Mellon Investor Services LLC as Rights Agent (Exhibit 4.1)(1)
4.2	Form of Resolution Regarding Preferences and Rights of Series A Preference Shares (Exhibit 4.2)(1)
4.3	Form of Resolution Regarding Preferences and Rights of Series B Preference Shares (Exhibit 4.3)(2)
4.4	Form of Common Stock Purchase Warrant (Incyte Warrants) (Exhibit 2)(3)
4.5	Indenture dated as of February 7, 2005, between XOMA Ltd. and Wells Fargo Bank, National Association, as trustee (Exhibit 4.1)(4)
4.6	Form of Indenture between XOMA Ltd. and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 6.50% Convertible SNAPsSM due February 1, 2012*
5.1	Opinion of Cahill Gordon & Reindel LLP*
5.2	Opinion of Conyers Dill & Pearman*
10.1	Registration Rights Agreement dated as of February 7, 2005, between XOMA Ltd. and J.P. Morgan Securities Inc. on behalf of the initial purchasers (Exhibit 4.2)(4)
12.1	Statements regarding Computation of Ratio of Earnings to Fixed Charges***
23.1	Consent of Independent Registered Public Accounting Firm***
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)*
23.3	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.2)*
24.1	Power of Attorney ***
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association.***
99.1	Form of Letter of Transmittal.***
99.2	Form of Notice of Guaranteed Delivery.***
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.***
99.4	Form of Letter to Clients.***
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.***

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
(1)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-14710).
(2)	Incorporated by reference to the referenced exhibit to XOMA’s Registration Statement on Form S-4 filed November 27, 1998, as amended (File No. 333-68045).
(3)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K dated July 9, 1998 filed July 16, 1998 (File No. 0-14710).
(4)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed on February 8, 2004 (File No. 0-14710).

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-4 and Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on February 2, 2006.

XOMA LTD.

By	/s/ JOHN L. CASTELLO
Name:	John L. Castello
Title:	Chairman of the Board, President and Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN L. CASTELLO John L. Castello	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 2, 2006

* Patrick J. Scannon	Chief Scientific and Medical Officer and Director	February 2, 2006

* J. David Boyle II	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2006

* James G. Andress	Director	February 2, 2006

* William K. Bowes, Jr.	Director	February 2, 2006

* Arthur Kornberg	Director	February 2, 2006

* Peter B. Hutt	Director	February 2, 2006

* W. Denman Van Ness	Director	February 2, 2006

* Patrick J. Zenner	Director	February 2, 2006

*By:	/S/ CHRISTOPHER J. MARGOLIN
Christopher J. Margolin Attorney-in-fact

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